Exhibit 99.1

Contacts:
URS Corporation                                                                                                                                                                                                                  Sard Verbinnen & Co
H. Thomas Hicks                                                                                                                                                                                                                   Hugh Burns/Jamie Tully
Vice President                                                                                                                                                                                                                        (212) 687-8080
& Chief Financial Officer
(415) 774-2700

URS CORPORATION REPORTS THIRD QUARTER
RESULTS FOR FISCAL 2007

SAN FRANCISCO, CA – November 7, 2007 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2007, which ended on September 28, 2007.  Revenues for the quarter were $1,272.3 million, compared with revenues of $1,085.6 million during the third quarter of 2006, an increase of 17%.  Net income was $38.7 million, an increase of 29% over the $29.9 million reported for the corresponding period in 2006.  Earnings per share (“EPS”) of $0.73, fully diluted, increased 26%, compared with EPS of $0.58, fully diluted, for the same period last year.

As of September 28, 2007, the Company’s backlog was $5.80 billion, compared to $4.64 billion as of December 29, 2006, an increase of 25%.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “URS achieved record revenue, net income and earnings per share in the quarter. Revenue grew in each of four key market sectors, led by our private sector business, which increased approximately 30% primarily due to growth in our emissions control and oil and gas businesses. Growth in our state and local government sector remained strong as a result of the continuing focus on public infrastructure and favorable funding conditions. Our federal business also performed well, with revenue growth from operations and maintenance and contingency management contracts, as well as projects related to the military transformation and base realignment and closure programs.”

Mr. Koffel continued: “We remain confident about the outlook for our business, given URS’ strong competitive position, positive trends across our markets, and our record backlog, which should support continued growth in the fourth quarter and into 2008.”

For the purpose of calculating diluted EPS, weighted-average shares outstanding for the third quarter of 2007 were 52.8 million, compared to 51.8 million for the corresponding period last year.

Results for Nine Months Ended September 28, 2007

For the nine months ended September 28, 2007, revenues increased by 16% to $3.7 billion, from $3.2 billion for the first nine months of 2006.  Net income for the nine months ended September 28, 2007 was $105.9 million, or $2.01 per diluted share.  Net income for the comparable period in 2006 was $86.7 million, or $1.68 per diluted share.

Weighted-average shares outstanding for the first nine months of 2007 for purposes of calculating diluted EPS were 52.5 million compared to 51.5 million weighted-average shares outstanding for the comparable period of 2006.

Business Segments

In addition to providing consolidated financial results, URS reports separate financial information for its two segments: the URS Division and the EG&G Division.  The URS Division’s revenues include the Company’s work in the state and local government market, the private sector and the international business.  In addition, the URS Division provides engineering services to federal government agencies, primarily for contingency contracts and facilities and environmental projects.  The EG&G Division primarily serves the federal government market, providing a range of operations and maintenance and technical support services to the Departments of Defense, Homeland Security, Energy, Treasury and NASA, among others.

    URS Division.  For the third quarter of fiscal 2007, the URS Division reported revenues of $890.1 million and operating income of $62.2 million, compared to revenues of $730.1 million and operating income of $50.1 million for the corresponding period in 2006.

For the nine months ended September 28, 2007, the URS Division reported revenues of $2.6 billion and operating income of $178.5 million, compared to revenues of $2.1 billion and operating income of $142.9 million for the same period last year.

EG&G Division.  For the third quarter of fiscal 2007, the EG&G Division reported revenues of $384.6 million and operating income of $20.6 million, compared to revenues of $358.2 million and operating income of $19.3 million for the corresponding period in 2006.

For the nine months ended September 28, 2007, the EG&G Division reported revenues of $1.1 billion and operating income of $58.7 million, compared to revenues of $1.1 billion and operating income of $57.4 million for the same period last year.

Outlook for the Remainder of Fiscal 2007

As previously announced on Monday, November 5, URS now expects that 2007 revenues will be approximately $4.85 billion.  Assuming this revenue expectation is met, URS expects that 2007 net income will be approximately $134 million and earnings per share will be between $2.50 and $2.55.

 In addition, the Company expects its effective tax rate for 2007 to be between 41.0% and 42.0%, compared to 42.6% in 2006.  Finally, the Company’s weighted-average shares outstanding for 2007 are expected to be 53.2 million, compared with 51.7 million in 2006.

The Company noted that the guidance provided above does not include the impact of the proposed acquisition of Washington Group.

Web Cast Information

URS will host a dial-in conference call on Thursday, November 8 at 11:00 a.m. (EST) to discuss its third quarter fiscal 2007 results.  A live web cast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, facilities, environmental, water/wastewater, industrial infrastructure and process, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 30,400 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

TABLES TO FOLLOW

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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues and business trends, future earnings, future tax rate, future outstanding shares and future economic and industry conditions. The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties. We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements. These factors include, but are not limited to: an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and control costs; the Company’s and the Company’s partners’ ability to bid on, win, perform and renew contracts and projects; the Company’s accounting methods; impairment of goodwill; defaults in customer payments; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the Company’s ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; the Company’s leveraged position and ability to service the Company’s debt; the Company’s future indebtedness upon the completion or termination of the Company’s proposed merger with Washington Group International; risks associated with international operations; business activities in high security risk countries; project management and accounting software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended September 28, 2007, and in the Company’s definitive joint proxy statement/prospectus filed on October 1, 2007, with the SEC as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, URS and Washington Group filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission on October 1, 2007 and filed a supplemental proxy material with the SEC on November 6, 2007.  Investors and security holders are urged to read the definitive joint proxy/prospectus and the supplemental materials because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS’ Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group’s Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.

URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS' proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	September 28, 2007	December 29, 2006
ASSETS
Current assets:
Cash and cash equivalents, including $66,920 and $44,557 of short-term money market funds, respectively	$141,288	$89,502
Accounts receivable, including retainage of $42,159 and $37,368, respectively	692,302	680,631
Costs and accrued earnings in excess of billings on contracts in process	570,031	552,526
Less receivable allowances	(36,765)	(50,458)
Net accounts receivable	1,225,568	1,182,699
Deferred tax assets	43,667	36,547
Prepaid expenses and other assets	77,104	65,405
Total current assets	1,487,627	1,374,153
Property and equipment at cost, net	172,164	163,142
Goodwill	1,006,832	989,111
Purchased intangible assets, net	3,088	3,839
Other assets	51,160	50,784
	$2,720,871	$2,581,029
LIABILITIES, MINORITY INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$112	$3,334
Current portion of long-term debt	18,533	19,120
Accounts payable and subcontractors payable, including retainage of $30,367 and $19,515, respectively	346,069	290,651
Accrued salaries and wages	221,438	230,905
Accrued expenses and other	89,522	73,704
Billings in excess of costs and accrued earnings on contracts in process	150,940	168,271
Total current liabilities	826,614	785,985
Long-term debt	73,445	149,494
Deferred tax liabilities	18,624	17,808
Other long-term liabilities	136,588	117,586
Total liabilities	1,055,271	1,070,873
Commitments and contingencies
Minority interest	8,588	3,469
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 100,000 shares; 53,424 and 52,309 shares issued, respectively; and 53,372 and 52,257 shares outstanding, respectively	534	523
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	1,018,781	973,892
Accumulated other comprehensive income (loss)	220	(3,638)
Retained earnings	637,764	536,197
Total stockholders’ equity	1,657,012	1,506,687
	$2,720,871	$2,581,029

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006

Revenues	$1,272,282	$1,085,604	$3,654,675	$3,153,744
Direct operating expenses	857,290	708,924	2,434,121	2,031,159
Excess of revenues over direct operating expenses	414,992	376,680	1,220,554	1,122,585
Indirect, general and administrative expenses	345,322	317,718	1,024,736	953,763
Operating income	69,670	58,962	195,818	168,822
Interest expense	2,935	4,761	10,926	15,746
Income before income taxes and minority interest	66,735	54,201	184,892	153,076
Income tax expense	26,955	24,318	75,987	65,910
Minority interest in income of consolidated subsidiaries, net of tax	1,087	(20)	3,049	437
Net income	38,693	29,903	105,856	86,729
Other comprehensive income (loss):
Minimum pension liability adjustments, net of tax benefit	—	—	—	(2,366)
Foreign currency translation adjustments	682	1,024	3,858	3,606
Comprehensive income	$39,375	$30,927	$109,714	$87,969
Earnings per share:
Basic	$.74	$.59	$2.05	$1.71
Diluted	$.73	$.58	$2.01	$1.68
Weighted-average shares outstanding:
Basic	51,944	50,945	51,559	50,627
Diluted	52,751	51,773	52,546	51,538

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006

Cash flows from operating activities:
Net income	$38,693	$29,903	$105,856	$86,729
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,063	8,929	29,779	28,208
Amortization of debt issuance costs	429	453	1,286	1,382
Costs incurred for extinguishment of debt	—	162	—	162
Provision for doubtful accounts	578	2,786	2,305	5,734
Deferred income taxes	(229)	(2,086)	(863)	(1,011)
Stock-based compensation	6,146	4,802	20,070	12,711
Excess tax benefits from stock-based compensation	(2,467)	(533)	(6,489)	(3,142)
Minority interest in net income of consolidated subsidiaries	1,087	(20)	3,049	437
Changes in assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	5,261	(1,676)	(52,878)	(40,599)
Prepaid expenses and other assets	3,641	(1,884)	(11,641)	(26,929)
Accounts payable, accrued salaries and wages and accrued expenses	30,414	36,668	69,122	2,911
Billings in excess of costs and accrued earnings on contracts in process	24,722	28,954	(14,593)	41,086
Distributions from unconsolidated affiliates, net	4,282	6,167	12,706	23,807
Other, net	1,615	1,093	(8,762)	(6,636)
Total adjustments and changes	85,542	83,815	43,091	38,121
Net cash from operating activities	124,235	113,718	148,947	124,850
Cash flows from investing activities:
Payment for business acquisitions, net of cash acquired	(6,328)	(5,028)	(6,328)	(5,028)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(9,152)	(11,039)	(22,354)	(20,833)
Net cash from investing activities	(15,480)	(16,067)	(28,682)	(25,861)
Cash flows from financing activities:
Long-term debt principal payments	(41,457)	(54,531)	(77,226)	(123,012)
Long-term debt borrowings	—	—	—	552
Net borrowings (payments) under the lines of credit	1,039	(1,946)	(3,749)	3,072
Net change in book overdrafts	(707)	(5,830)	(3,222)	15,590
Capital lease and equipment note obligation payments	(2,602)	(801)	(9,491)	(9,635)
Excess tax benefits from stock-based compensation	2,467	533	6,489	3,142
Proceeds from employee stock purchase plan and exercise of stock options	10,282	377	18,720	22,466
Tender and call premiums paid for debt extinguishment	—	(162)	—	(162)
Net cash from financing activities	(30,978)	(62,360)	(68,479)	(87,987)
Net increase in cash and cash equivalents	77,777	35,291	51,786	11,002
Cash and cash equivalents at beginning of period	63,511	77,256	89,502	101,545
Cash and cash equivalents at end of period	$141,288	$112,547	$141,288	$112,547

Supplemental information:
Interest paid	$1,990	$4,318	$10,272	$13,726
Taxes paid	$6,282	$5,714	$53,176	$38,757

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Supplemental schedule of noncash investing and financing activities:
Fair value of assets acquired (net of cash acquired)	$—	$7,683	$16,888	$7,683
Liabilities assumed	—	2,655	127	2,655
Non cash business acquisition	$—	$5,028	$16,761	$5,028
Equipment acquired through capital lease and equipment note obligations	$2,430	$853	$13,679	$19,504

URS CORPORATION AND SUBSIDIARIES
REVENUES BY CLIENT TYPE - UNAUDITED
(In millions)

	Three Months Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006

Federal Government Clients:
URS Division	$150	$131	$399	$386
EG&G Division	384	358	1,107	1,104
	534	489	1,506	1,490
State and local government clients	271	238	803	667
Domestic private industry clients	333	256	972	702
International clients	134	103	374	295
Total revenues	$1,272	$1,086	$3,655	$3,154